Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-4 of Broadcast International, Inc. of our report dated March 28, 2013 with respect to the consolidated financial statements of AllDigital Holdings, Inc. for the years ended December 31, 2012 and 2011.  We also consent to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

July 9, 2013